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                                                                    Exhibit 99.2

                               ARTHUR ANDERSEN LLP
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Stockholders of Black Box Corporation:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Black Box Corporation and Subsidiaries included in this Form 10-K, and have issued our report thereon dated April 28, 1999. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the accompanying index is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                               /s/ ARTHUR ANDERSEN LLP
                                               -----------------------
                                               Arthur Andersen LLP


Pittsburgh, Pennsylvania
April 28, 1999

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SCHEDULE II

BLACK BOX CORPORATION

VALUATIONS AND QUALIFYING ACCOUNTS

(Dollars In Thousands)

                                           BALANCE AT           ADDITIONS
                                           BEGINNING           CHARGED TO             REDUCTIONS           BALANCE AT
                                              OF               COSTS AND                FROM                 END OF
     DESCRIPTION                            PERIOD              EXPENSES              RESERVES               PERIOD
------------------------------------------------------------------------------------------------------------------------------

YEAR ENDED MARCH 31, 1996
  Inventory reserves                        $1,273               $1,047                $  672                $1,648
  Allowance for unrealizable
  Accounts/sales returns                    $2,059               $1,163                $  815                $2,407

YEAR ENDED MARCH 31, 1997
  Inventory reserves                        $1,648               $1,398                $1,436                $1,610
  Allowance for unrealizable
  Accounts/sales returns                    $2,407               $  664                $  572                $2,499

YEAR ENDED MARCH 31, 1998
  Inventory reserves                        $1,610               $3,653                $2,409                $2,854
  Allowance for unrealizable
  Accounts/sales returns                    $2,499               $1,333                $1,177                $2,655